SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2006

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-31680 (Commission File Number)	22-2581418 (IRS Employer Identification No.)
383 Route 46 West, Fairfield, New Jersey (Address of principal executive offices)	07004 (Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        On August 14, 2006, Costa Brava Partnership III L.P. filed a complaint against the Company in the Court of Chancery of the State of Delaware seeking a declaration that (1) the Board of Directors improperly expanded its size from eight to nine seats without permitting the new seat to be appointed by the directors elected by the holders of the Company’s common stock; (2) the appointment of the most recent director is invalid and void; and (3) the Company’s Class B common stock is entitled to one vote per share, not five votes per share. The complaint also seeks to enjoin the Board of Directors from taking further action until it is properly constituted as required by the Company’s governing documents and from taking any position that the Company’s Class B common stock is entitled to five votes per share. The Company intends to defend the lawsuit vigorously.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. Brent Lenczycki R. Brent Lenczycki, CPA Chief Financial Officer and Vice President

Dated: August 16, 2006